Exhibit 10.5
AMENDMENT NO. 4
TO THE
R. G. BARRY CORPORATION
ASSOCIATES’ RETIREMENT PLAN
     WHEREAS, R. G. Barry Corporation (“Sponsor”) has adopted the R. G. Barry Corporation Associates’ Retirement Plan (“Plan”); and
     WHEREAS, the Plan provides that the Sponsor may amend the Plan from time to time; and
     WHEREAS, the Sponsor desires to amend the Plan in order to comply with Code Section 401(a)(31)(B) and applicable regulations thereunder;
     NOW, THEREFORE, the Plan is amended as follows:
     1. Section 4.14 shall be deleted in its entirety and the following shall be substituted:
     4.14 Payment of Small Amounts
Notwithstanding the foregoing provisions of this Article IV, effective for distributions from the Plan on or after March 28, 2005, if the Actuarial Equivalent value of all benefits earned as a Salaried Employee and a Nonsalaried Employee payable under the Plan (including a benefit payable in a form as described in Sections 4.7, 4.8 or 4.9) is less than or equal to $1,000, such benefit shall be paid in a single sum payment as soon as administratively practicable following the Member’s termination of service. For purposes of this Section 4.14, the lump sum present value shall be computed according to the interest rate and mortality assumptions used to calculate the Actuarial Equivalent.
     2. Section 5.1(a)(6) shall be deleted in its entirety and the following shall be substituted:
(6)	Payment of Small Amounts. Notwithstanding any Plan provisions to the contrary, effective for distributions from the Plan on or after March 28, 2005, if the Actuarial Equivalent value of a Member’s total benefit earned as a Salaried Employee and as a Nonsalaried Employee payable under the Plan (including a benefit payable in a form as described in Sections 4.8 or 4.9) is less than or equal to $1,000, such benefit shall automatically be distributed as provided under Section 4.14; provided, however, that prior to January 1, 1997, the distribution shall not be automatic but the Member may elect to have such benefit paid to him in a single lump sum payment as soon as administratively practicable following such Member’s termination of employment as an Employee. For purposes of this Section 5.1(a), the lump sum present value shall be computed according to the interest rate and mortality assumptions used to calculate the Actuarial Equivalent.
     IN WITNESS WHEREOF, the undersigned has executed this amendment to be effective as of the date set forth above.

R. G. BARRY CORPORATION

By:	/s/ Harry Miller

Name:	Harry Miller

Title:	Vice President,
Human Resources
Date: 9/16/05
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